UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2019 (August 28, 2019)

________________________________

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

_______________________________________________________________________

Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Commercial Place		757-629-2680
Norfolk, Virginia		(Registrant’s telephone number, including area code)
23510-2191
(Address of principal executive offices, including zip code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment and Departure of Executive Officer

On August 28, 2019, NS announced Cynthia C. Earhart will retire as Executive Vice President and Chief Financial Officer, effective November 1, 2019. Until Ms. Earhart’s retirement date, she will continue in her role as Executive Vice President and Chief Financial Officer, overseeing the financial reporting process and assisting with the full transition of financial responsibilities to her successor.

The Board of Directors appointed Mark R. George Executive Vice President and Chief Financial Officer of NS, also effective November 1, 2019. Mr. George, age 52, joins NS from United Technologies Corporation (UTC), where he has served in various segments of UTC for thirty years. Mr. George has served as Vice President Finance and Acting Chief Finance Officer at UTC’s Carrier Corporation segment since 2019; as Vice President Finance, Strategy, IT and Chief Finance Officer at UTC’s Otis Elevator Company segment from 2016 to 2019; and as Vice President Finance and Chief Finance Officer at UTC’s Carrier Corporation segment from 2008 until 2015, Climate, Controls and Security segment from 2011 until 2015, and Building and Industrial Systems segment from 2013 until 2015. Prior thereto, he served in various capacities in finance and business development at UTC.

There was no arrangement or understanding between Mr. George and any other person pursuant to which he was selected as an officer of Norfolk Southern and no family relationship between Mr. George and any director or executive officer. There are no transactions between Mr. George and the Corporation that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. George’s appointment and upon his becoming an executive officer, he will receive compensation as set forth in the offer letter attached and filed herewith as Exhibit 99.1, which includes a signing bonus of $400,000 payable in cash, an annual salary of $600,000, certain severance benefits, an award under the Norfolk Southern Long-Term Incentive Plan (LTIP) consisting of non-qualified stock options, performance share units and restricted stock units valued at $1,000,000 on the award date under the terms set forth in the LTIP Inducement Award Agreements filed herewith (Exhibits 99.2, 99.3, 99.4 and 99.5), along with an incentive bonus opportunity and other benefits available to other employees at the executive vice president level. In addition, Mr. George will receive change in control benefits under the Form of Amended and Restated Change in Control Agreement between Norfolk Southern Corporation and certain executive officers, incorporated by reference to Exhibit 10(aaaa) to Norfolk Southern Corporation’s Form 10-K filed on February 18, 2009 (SEC File No. 001-08339).

Norfolk Southern issued a press release on August 28, 2019, announcing this retirement and appointment. The press release is attached and filed herewith as Exhibit 99.6.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Offer Letter for Mark R. George
99.2	Norfolk Southern Corporation Long-Term Incentive Plan Inducement Award Agreement for Performance-Based Restricted Stock Units
99.3	Norfolk Southern Corporation Long-Term Incentive Plan Inducement Award Agreement for Restricted Stock Units
99.4	Norfolk Southern Corporation Long-Term Incentive Plan Inducement Award Agreement for Non-Qualified Stock Options
99.5	Non-Compete Agreement Associated with Award Agreement Under the Norfolk Southern Corporation Long-Term Incentive Plan
99.6	Press Release dated August 28, 2019
104	Cover Page Inline XBRL Interactive Data file

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES

NORFOLK SOUTHERN CORPORATION

(Registrant)

/s/ Vanessa Allen Sutherland
Name: Vanessa Allen Sutherland
Title: SVP Government Relations and Chief Legal Officer

Date:  August 28, 2019